Filed pursuant to Rule 424(b)(3) and 424(c)
                                    Registration Statement No. 333-82080



                          PROSPECTUS SUPPLEMENT NO. 10
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                                  -----------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                                   -----------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


             The date of this prospectus supplement is June 7, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entity named below as selling security holder:

                                                                   Number of
                                Principal                          shares of
                              amount of notes                     common stock
                               beneficially      Percentage of     that may be      Percentage of
                               owned that           notes            sold           common stock
      Name                     may be sold       outstanding          (1)          outstanding (2)
      ----                     -----------       -----------         -----          ---------------

Credit Suisse First
Boston Corporation           $    1,500,000          *              40,540               *


After giving effect to the addition of the foregoing selling security holder, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

          We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

The following table sets forth information we have received as of June 7, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.

                                                                                               Number of
                                                           Principal                           shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be       Percentage of
                                                            owned that          notes            sold             common stock
      Name                                                 may be sold       outstanding          (1)            outstanding (2)
      ----                                                -----------       -----------          -----           ---------------
Advent Convertible Master Cayman L.P.                     $ 2,935,000          1.47%              79,324            *
AIG/National Union Fire Insurance                             180,000            *                 4,864            *
AIM Alternative Asset Partners                                 15,000            *                   405            *
Alpha US Sub Fund 4, LLC                                      415,000            *                11,216            *
Allentown City Firefighters Pension Plan                       29,000            *                   783            *
Allentown City Officers & Employees Pension                    11,000            *                   297            *
Fund
Allentown City Police Pension Plan                             54,000            *                 1,459            *
Amaranth LLC                                               13,800,000          6.90              372,972          1.21%
American Motorist Insurance Company                           507,000            *                13,702            *
AmSouth Bank Custodian for
AmSouth VA Equity Income Fund                               2,100,000          1.05               56,756            *


                                                                                               Number of
                                                            Principal                          shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be      Percentage of
                                                            owned that          notes             sold           common stock
      Name                                                 may be sold       outstanding           (1)          outstanding (2)
      ----                                                -----------       -----------           -----         ---------------
AmSouth Bank Custodian for
Silect Equity Variable Annuity                              1,320,000            *                35,675            *
Fund
Arapahoe County Colorado                                       49,000            *                 1,324            *
Argent Classic Convertible Arbitrage Fund L.P.                500,000            *                13,513            *
Argent Classic Convertible Arbitrage Fund                   2,000,000          1.00               54,054            *
(Bermuda) Ltd.
Argent Convertible Arbitrage Fund Ltd.                      4,500,000          2.25              121,621            *
Argent LowLev Convertible Arbitrage Fund LLC                  500,000            *                13,513            *
Arkansas Teachers Retirement System                         3,506,000          1.75               94,756            *
Aventis Pension Master Trust (5)                              105,000            *                 2,837            *
Bank Austria Cayman Islands, LTD                            7,400,000          3.70              199,999            *
Bankers Trust Company Trustee for
DaimlerChrysler Corp. Emp. #1 Pension Plan                  3,465,000          1.73               93,648            *
dtd. 4/1/89
Baptist Health of South Florida                               577,000            *                15,594            *
Black Diamond Offshore Ltd.                                   565,000            *                15,270            *
Boilermaker - Blacksmith Pension Trust (5)                    590,000            *                15,945            *
British Virgin Islands Social Security Board                   38,000            *                 1,027            *
CALAMOS(R)Convertible Fund -
CALAMOS(R)Investment Trust (5)                              2,400,000          1.20               64,864            *
CALAMOS(R)Convertible Growth
and Income Fund - CALAMOS(R)                                4,400,000          2.20              118,918            *
Investment Trust (5)

                                                                                               Number of
                                                            Principal                          shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be      Percentage of
                                                            owned that          notes            sold            common stock
      Name                                                 may be sold       outstanding          (1)           outstanding (2)
      ----                                                ------------       -----------         -----          ---------------
CALAMOS(R)Convertible
Portfolio - CALAMOS(R) Advisors                                 65,000           *                 1,756            *
Trust (5)
CALAMOS(R)Convertible
Technology Fund - CALAMOS(R)                                    65,000           *                 1,756            *
Investment Trust (5)
CALAMOS(R)Global Convertible
Fund - CALAMOS(R) Investment                                    70,000           *                 1,891            *
Trust (5)
CALAMOS(R)Market Neutral Fund -
CALAMOS(R) Investment Trust (5)                             10,500,000         5.25              283,783            *
Castle Convertible Fund, Inc.                                1,250,000           *                33,783            *
Chrysler Corporation Master
Retirement Trust                                             2,035,000         1.01               54,999            *
CIBC World Markets                                           1,000,000           *                27,027            *
City of Albany Pension Plan (5)                                 50,000           *                 1,351            *
City of Knoxville Pension System (5)                           145,000           *                 3,918            *
City of New Orleans                                            203,000           *                 5,486            *
City University of New York                                    122,000           *                 3,297            *
Clarica Life Insurance Co.- U.S.
(5)                                                            145,000           *                 3,918            *
Clinton Multistrategy Master
Fund, Ltd.                                                   4,000,000         2.00              108,108            *
Clinton Riverside Convertible
Portfolio Limited                                            4,000,000         2.00              108,108            *
Consulting Group Capital Markets
Funds (5)                                                      250,000           *                 6,756            *
Credit Suisse First Boston
Corporation                                                  1,500,000           *                40,540            *
DeAm Convertible Arbitrage                                   3,300,000         1.65               89,189            *
Delta Airlines Master Trust (5)                               950,000            *                25,675            *

                                                                                                Number of
                                                            Principal                           shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be       Percentage of
                                                            owned that          notes             sold            common stock
      Name                                                 may be sold       outstanding           (1)           outstanding (2)
      ----                                                 -----------       -----------         ------          ---------------
Delta Air Lines Master Trust (c/o
Oaktree Capital Management                                    490,000            *                13,243            *
LLC)
Delta Pilots Disability and
Survivorship Trust (5)                                        200,000            *                 5,405            *
Delta Pilots D & S Trust (c/o
Oaktree Capital Management                                    270,000            *                 7,297            *
LLC)
Deutsche Banc Alex Brown                                   15,624,000          7.81              422,269          1.37
Dorinco Reinsurance Company (5)                               325,000            *                 8,783            *
Double Black Diamond Offshore
LDC                                                         2,935,000          1.47               79,324            *
Drury University (5)                                           35,000            *                   945            *
Engineers Joint Pension Fund                                  468,000            *                12,648            *
Federated Equity Income Fund,
Inc.                                                        7,300,000          3.65              197,297            *
Federated Insurance Series, on
behalf of its Federated Income                                300,000            *                 8,108            *
Fund II
Fidelity Financial Trust: Fidelity                         11,680,000          5.84              315,675          1.03
Convertible Securities Fund (6)
Franklin and Marshall College                                 190,000            *                 5,135            *
Gartmore Variable Insurance
Trust, on behalf of its Federated
GVIT Equity Income Fund                                       180,000            *                 4,864            *
Goldman Sachs and Company                                     500,000            *                13,513            *
Grady Hospital Foundation                                     107,000            *                 2,891            *
Granville Capital Corporation                               2,000,000          1.00               54,054            *
HFR Convertible Arbitrage
Account                                                       190,000            *                 5,135            *
HFR Master Fund, LTD. (5)                                      50,000            *                 1,351            *
H.K. Porter Company, Inc. (5)                                  15,000            *                   405            *

                                                                                               Number of
                                                            Principal                           shares of
                                                          amount of notes                     common stock
                                                           beneficially       Percentage of     that may be      Percentage of
                                                            owned that           notes             sold           common stock
      Name                                                  may be sold       outstanding           (1)          outstanding (2)
      ----                                                  -----------       -----------         ------         ---------------
Independence Blue Cross                                        64,000            *                 1,729            *
Innovest Finanzdienstleistungs AG                             580,000            *                15,594            *
Jefferies Umbrella Fund US
Convertible Bonds                                             270,000            *                 7,297            *
KBC Financial Products USA Inc.                               250,000            *                 6,756            *
Kettering Medical Center Funded
Depreciation Account (5)                                       35,000            *                   945            *
Knoxville Utilities Board
Retirement System (5)                                         120,000            *                 3,243            *
Lincoln National Global Asset
Allocation Fund Inc.                                           40,000            *                 1,081            *
Lipper Convertibles, L.P.                                   1,500,000            *                40,540            *
Lipper Offshore Convertibles, L.P.                          1,500,000            *                40,540            *
Louisiana Workers' Compensation
Corporation (5)                                               150,000            *                 4,054            *
Lumbermans                                                    491,000            *                13,270            *
Lyxor Master Fund Ref:
Argent/LowLev CB                                            1,230,000            *                33,243            *
Macomb County Employees'
Retirement System (5)                                         145,000            *                 3,918            *
Man Convertible Bond Master
Fund, Ltd.                                                  8,208,000          4.10              221,837            *
McMahan Securities Co., L.P.                                1,500,000            *                40,540            *
Microsoft Corporation                                         410,000            *                11,081            *
Minnesota Power and Light                                     125,000            *                 3,378            *
Morgan Stanley & Co. (7)                                    1,500,000            *                40,540            *
Motion Pictures Industry                                      545,000            *                14,729            *
Motion Picture Industry Health
Plan - Active Member Fund                                     190,000            *                 5,135            *
Motion Picture Industry Health
Plan - Retiree Member Fund                                     80,000            *                 2,162            *
Municipal Employees                                           183,000            *                 4,945            *

                                                                                                Number of
                                                            Principal                           shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be        Percentage of
                                                            owned that          notes             sold             common stock
      Name                                                 may be sold       outstanding           (1)            outstanding (2)
      ----                                                 -----------       -----------         -------          ---------------
New Orleans Firefighters Pension
/ Relief Fund                                                 110,000            *                 2,972            *
Nicholas Applegate Convertible
Fund                                                        1,529,000            *                41,324            *
Nicholas Applegate Global
Holdings LP                                                    35,000            *                   945            *
1976 Distribution Trust FBO A.R.
Lauder / Zinterhofer                                            7,000            *                   189            *
1976 Distribution Trust FBO Jane
A. Lauder                                                      13,000            *                   351            *
Occidental Petroleum Corporation                              118,000            *                 3,189            *
OCM Convertible Trust                                       1,180,000            *                 8,918            *
Ohio National Fund, Inc., on
behalf of its Equity Income                                    30,000            *                   810            *
Portfolio
Ondeo Nalco                                                    40,000            *                 1,081            *
Onex Industrial Partners Limited                            1,950,000            *                52,702            *
Palladin Securities LLC                                     1,200,000            *                32,432            *
Paloma Securities LLC                                       5,000,000          2.50              135,135            *
Partner Reinsurance Company
Ltd.                                                          330,000            *                 8,918            *
Pebble Capital Inc.                                           650,000            *                17,567            *
Physicians Life                                               183,000            *                 4,945            *
Policemen and Firemen
Retirement System of the City of                              503,000            *                13,594            *
Detroit
Port Authority of Allegheny
County Retirement and Disability
Allowance Plan for the Employees
Represented by Local 85 of the                                615,000            *                16,621            *
Amalgamated Transit Union (5)
Pro-mutual                                                    603,000            *                16,297            *

                                                                                              Number of
                                                          Principal                           shares of
                                                          amount of notes                     common stock
                                                          beneficially      Percentage of     that may be      Percentage of
                                                          owned that         notes               sold          common stock
      Name                                                may be sold       outstanding          (1)           outstanding (2)
      ----                                                -----------       -----------         -----          ---------------
Putnam Asset Allocation Funds-
Balanced Portfolio                                            310,000            *                 8,378            *
Putnam Asset Allocation Funds-
Conservative Portfolio                                        240,000            *                 6,486            *
Putnam Convertible Income-
Growth Trust                                                2,180,000          1.09               58,918            *
Putnam Convertible Opportunities
and Income Trust                                               80,000            *                 2,162            *
Putnam Variable Trust-Putnam VT
Global Asset Allocation Fund                                   80,000            *                 2,162            *
Qwest Occupational Health Trust                                55,000            *                 1,486            *
Ramius Capital Group                                          300,000            *                 8,108            *
RAM Trading Ltd                                             1,750,000            *                47,297            *
Raytheon Master Pension Trust                                 200,000            *                 5,405            *
RCG Halifax Master Fund, LTD                                  550,000            *                14,864            *
RCG Latitude Master Fund, LTD                               2,500,000          1.25               67,567            *
RCG Multi Strategy A/C LP                                   1,250,000            *                33,783            *
Robertson Stephens                                          5,000,000          2.50              135,135            *
Rockhaven Fund                                                 80,000            *                 2,162            *
Rockhaven Premier Dividend
Fund                                                          700,000            *                18,918            *
San Diego City Retirement                                   1,097,000            *                29,648            *
San Diego County Convertible                                1,654,000            *                44,702            *
SCI Endowment Care Common
Trust Fund - First Union (5)                                   20,000            *                   540            *
SCI Endowment Care Common
Trust Fund - National Fiduciary                                70,000            *                 1,891            *
Services (5)
SCI Endowment Care Common
Trust Fund - Suntrust (5)                                      30,000            *                   810            *
Screen Actors Guild Pension
Convertible                                                   500,000            *                13,513            *

                                                                                                Number of
                                                            Principal                           shares of
                                                          amount of notes                      common stock
                                                           beneficially      Percentage of     that may be        Percentage of
                                                            owned that          notes             sold            common stock
      Name                                                 may be sold       outstanding           (1)           outstanding (2)
      ----                                                 -----------       -----------        ---------        ---------------
S G Cowen Securities Corporation                            1,500,000            *                40,540            *
SG Hambros Trust Company
(Jersey) Ltd as Trustee of the                                300,000            *                 8,108            *
Lyxor Master Fund
Shell Pension Trust                                           320,000            *                 8,648            *
Silverado Arbitrage Trading, Ltd.                             500,000            *                13,513            *
Silvercreek Limited Partnership                             1,100,000            *                29,729            *
Silvercreek II Limited                                        900,000            *                24,324            *
Sisters of Good Shepherd                                      100,000            *                 2,702            *
Southdown Pension Plan (5)                                     60,000            *                 1,621            *
Southern Farm Bureau Life
Insurance                                                     185,000            *                 4,999            *
SPT (5)                                                       710,000            *                19,189            *
St. Thomas Trading, Ltd.                                   13,468,000          6.73              363,999          1.18
Starvest Combined Portfolio                                   190,000            *                 5,135            *
State Employees' Retirement Fund
of the State of Delaware                                      810,000            *                21,891            *
State of Connecticut Combined
Investment Fund                                             1,705,000            *                46,081            *
State of Maryland Retirement
Agency                                                      2,575,000          1.29               69,594            *
State Street Bank Custodian for
GE Pension Trust                                            1,585,000            *                42,837            *
Sunrise Partners LLC                                        9,200,000          4.60              248,648            *
The Dow Chemical Company
Employees' Retirement Plan (5)                              1,150,000            *                27,631            *
The Fondren Foundation (5)                                     35,000            *                   945            *
The Grable Foundation                                          95,000            *                 2,567            *
Trustmark Insurance Company                                   280,000            *                 7,567            *
2000 Revocable Trust FBO A.R.
Lauder / Zinterhofer                                            6,000            *                   162            *

                                                                                              Number of
                                                            Principal                          shares of
                                                          amount of notes                     common stock
                                                           beneficially      Percentage of     that may be      Percentage of
                                                            owned that          notes            sold            common stock
      Name                                                 may be sold       outstanding          (1)           outstanding (2)
      ----                                                -------------      -----------         -----          ---------------
Union Carbide Retirement
Account (5)                                                   600,000            *                16,216            *
United Food and Commercial
Workers Local 1262 and                                        270,000            *                 7,297            *
Employee Pension Fund (5)
Vanguard Convertible Securities
Fund, Inc.                                                  1,945,000            *                52,567            *
Vopak USA Inc., Retirement Plan
(f.k.a. Van Waters & Rogers, Inc.                             140,000            *                 3,783            *
Retirement Plan) (5)
Wake Forest University                                        686,000            *                18,540            *
Wake Forest University
Convertible Arbitrage                                         355,000            *                 9,594            *
WPG Convertible Arbitrage
Overseas Master Fund, L.P                                   2,500,000          1.25               67,567            *
Writers Guild Industry Health
Fund                                                          293,000            *                 7,918            *
Wyoming State Treasurer                                       971,000            *                26,243            *
Zurich Institutional Benchmark
Master Fund Ltd.                                            1,000,000            *                27,027            *
Any other holder of notes or future
transferee, pledgee, donee
or successor of any holder (3)                                      0            -                     0            -
                                                         ----------------    -------           -------------     ------
Total..............................                      $200,000,000 (8)    100.00%           5,405,400 (4)     15.13%
                                                         ================    =======           =============     ======

---------------------------
* Less than 1%.

     (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

     (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

     (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

     (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

     (5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

     (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

     (7) The entity owns 1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

     (8) The figures in this column are based on information supplied to us, as of June 7, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.

          We prepared this table based on the information supplied to us on or before June 7, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

          Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

          Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."